INDIVIDUAL,  INC.                                              Exhibit 11
                       COMPUTATION OF WEIGHTED AVERAGE SHARES
                      USED IN COMPUTING LOSS PER SHARE AMOUNTS

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


                                                                       PRIMARY      FULLY DILUTED   SUPPLEMENTAL
Type of Security                                                        SHARES          SHARES       SHARES (1)
------------------------------------------------------------------  --------------  --------------  -------------
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996:
   Common stock less shares held in treasury, beginning of period.     15,333,896      15,333,896     15,333,896
   Weighted average common stock issued during the period. . . . .         62,053          62,053         62,053
   Weighted average treasury stock repurchased during the period .              0               0              0
                                                                    --------------  --------------  -------------
        Weighted average shares of common stock outstanding. . . .     15,395,949      15,395,949     15,395,949
                                                                    ==============  ==============  =============
        Net loss per common share. . . . . . . . . . . . . . . . .         ($0.27)         ($0.27)        ($0.27)
                                                                    ==============  ==============  =============

FOR THE THREE MONTHS ENDED  SEPTEMBER 30, 1997:
   Common stock less shares held in treasury, beginning of period.     16,092,129      16,092,129     16,092,129
   Weighted average common stock issued during the period. . . . .        105,148         105,148        105,148
     Weighted average shares of common stock outstanding . . . . .     16,197,277      16,197,277     16,197,277
                                                                    ==============  ==============  =============
     Net loss per common share . . . . . . . . . . . . . . . . . .         ($0.17)         ($0.17)        ($0.17)
                                                                    ==============  ==============  =============

    PRIMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  FULLY DILUTED   SUPPLEMENTAL
Type of Security . . . . . . . . . . . . . . . . . . . . . . . . .  SHARES          SHARES          SHARES (1)
------------------------------------------------------------------  --------------  --------------  -------------

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1996:
   Common stock less shares held in treasury, beginning of period.      2,813,035       2,813,035      2,813,035
   Weighted average common stock issued during the period. . . . .      2,937,490       2,937,490      2,937,490
   Weighted average treasury stock repurchased during the period .         (1,089)         (1,089)        (1,089)
   Conversion of preferred stock and redeemable preferred stock
      into common stock (1). . . . . . . . . . . . . . . . . . . .      5,390,716       5,390,716      7,625,210
                                                                    --------------  --------------  -------------
        Weighted average shares of common stock outstanding. . . .     11,140,152      11,140,152     13,374,646
                                                                    ==============  ==============  =============
        Net loss per common share. . . . . . . . . . . . . . . . .         ($4.01)         ($4.01)        ($3.34)
                                                                    ==============  ==============  =============

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997:
   Common stock less shares held in treasury, beginning of period.     15,689,633      15,689,633     15,689,633
   Weighted average common stock issued during the period. . . . .        321,225         321,225        321,225
     Weighted average shares of common stock outstanding . . . . .     16,010,858      16,010,858     16,010,858
                                                                    ==============  ==============  =============
     Net loss per common share . . . . . . . . . . . . . . . . . .         ($0.86)         ($0.86)        ($0.86)
                                                                    ==============  ==============  =============

(1)    Upon  completion  of  the  public  offering  on  March  20,  1996,  the  redeemable  preferred  stock
and  preferred  stock  converted  to  7,625,210  shares  of  common  stock.    Accordingly,  the  supplemental
earnings  per  share  calculation  has  assumed  the  conversion  of  all  shares  of  redeemable preferred stock and  preferred  stock,  effected  for  the  3-for-2  split,  at  the  beginning  of  each  period  presented.
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